Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of United Energy Corp. (the “Company”) on Form 10-KSB for the year ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 28, 2007	By:	/s/ Brian King

Brian King
Chief Executive Officer

Dated: June 28, 2007	By:	/s/ James McKeever

James McKeever
Interim Chief Financial Officer